Exhibit 1.2

Execution Version

EXTRA SPACE STORAGE INC.

Up to $800,000,000 of Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: April 15, 2024

(i)

EXHIBITS

Exhibit A-1	–	Form of Issuance Placement Notice
Exhibit A-2	–	Form of Forward Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D-1	–	Form of Opinion of Latham & Watkins LLP
Exhibit D-2	–	Form of Opinion of Latham & Watkins LLP – Tax
Exhibit D-3	–	Form of Opinion of Venable LLP
Exhibit E	–	Officer Certificate
Exhibit F	–	Issuer Pricing Free Writing Prospectus
Exhibit G	–	Form of Terms Agreement
Exhibit H	–	Form of Forward Confirmation

(ii)

Extra Space Storage Inc.

Up to $800,000,000 of Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

April 15, 2024 As Sales Agents:

BMO Capital Markets Corp.

151 West 42nd Street

New York, NY 10036

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Jefferies LLC

520 Madison Avenue

New York, New York 10022

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, NC 28202

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, NY 10017

Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Wells Fargo Securities, LLC

500 West 33rd Street, 14th

New York, NY 10001

As Forward Purchasers:

Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, ON M5X 1A1

Canada

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Jefferies LLC

520 Madison Avenue

New York, New York 10022

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, NC 28202

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, NY 10017

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Wells Fargo Bank, National Association

500 West 33rd Street, 14th Floor

New York, NY 10001

Ladies and Gentlemen:

Extra Space Storage Inc., a Maryland corporation (the “Company”), and Extra Space Storage LP, a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement (this “Agreement”) with BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents, principals and/or forward sellers (in any such capacity, each a “Sales Agent” and collectively, the “Sales Agents”) and Bank of Montreal, Bank of America, N.A., Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Regions Securities LLC, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, or one of their respective affiliates, as forward purchasers (in such capacity, each a “Forward Purchaser” and collectively the “Forward Purchasers”). For purposes of clarity, it is understood and agreed by the parties hereto that if Securities (as defined below) are offered or sold through any Sales Agent acting as forward seller for the applicable Forward Purchaser, then such Sales Agent, as forward seller, shall be acting as Sales Agent for such Forward Purchaser with respect to the offering and sale of such Securities, and, except in cases where this Agreement (as defined below) expressly refers to a Sales Agent acting as Sales Agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Sales Agent acting as Sales Agent shall also be deemed to apply to such Sales Agent when acting as forward seller, mutatis mutandis. For the avoidance of doubt, the terms Sales Agent, Sales Agents, Forward Purchaser and Forward Purchasers shall mean either the singular or plural as the context requires).

SECTION 1. Description of Securities. Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may (i) issue and sell through one or more of the Sales Agents, each acting as agent and/or principal, shares (the “Securities”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (ii) instruct the applicable Sales Agents, as forward sellers, to offer and sell Securities having an aggregate sale price of up to the “Maximum Amount” of $800,000,000 (the “Placement Securities,” which hereinafter refers to, collectively, the Issuance Securities and the Forward Hedge Securities (each, as defined below) offered and sold pursuant to this Agreement). The obligations of the Sales Agents under this Agreement shall be several, and not joint. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Placement Securities issued and sold under this Agreement, any Terms Agreement or any Confirmation (each, as defined below) shall be the sole responsibility of the Company, and none of the Sales Agents nor the Forward Purchasers shall have any obligation in connection with such compliance. The issuance and sale of the Placement Securities through or to the Sales Agents and sale through the Sales Agents as forward sellers will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which became effective upon filing under Rule 462(e) (“Rule 462(e)”) under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Securities Act”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Company agrees that whenever it determines to sell Securities directly to any Sales Agent as principal it will enter into a separate written agreement with such Sales Agent containing the terms and conditions of such sale substantially in the form of Exhibit G hereto (each, a “Terms Agreement”). For purposes hereof, “Forward Hedge

Securities” means all Securities borrowed by a Forward Purchaser or its affiliate and offered or sold by its affiliated Sales Agent acting as forward seller in connection with any Forward Transaction (as defined below) that has occurred or may occur in accordance with the terms and conditions of this Agreement and any related Confirmations. “Issuance Securities” means all Placement Securities other than the Forward Hedge Securities.

The Company and the Operating Partnership agree that whenever the Company determines to enter into one or more forward stock purchase transactions with any of the Forward Purchasers, the Company and any of the applicable Forward Purchasers will enter into one or more separate letter agreements (each, a “Confirmation” and, collectively, the “Confirmations”) containing the terms and conditions substantially in the form of Exhibit H hereto, relating to such sale in accordance with Section 2 hereof. Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and in this Agreement, deliver to the applicable Forward Purchaser, or an affiliate thereof (including the Sales Agent affiliated with such Forward Purchaser), up to the maximum number of shares of Securities as may be sold in accordance with this Agreement in connection with such Confirmation. In connection with any Confirmation entered into as contemplated by this Agreement, it is contemplated that the applicable Forward Purchaser will attempt to borrow and then offer, through its affiliated Sales Agent, acting as forward seller and sales agent on behalf of such Forward Purchaser, the applicable Securities for sale on the terms and subject to the conditions set forth in this Agreement.

The Company has filed, or will file, in accordance with the provisions of the Securities Act, with the Commission an automatic shelf registration statement on Form S-3ASR, including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such automatic shelf registration statement. The Company will furnish to the Sales Agents and the Forward Purchasers (or their affiliated Sales Agents acting as forward sellers), for use by the Sales Agents and the Forward Purchasers (or their affiliated Sales Agents acting as forward sellers), copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such automatic shelf registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein (the “Incorporated Documents”), and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) or deemed to be a part of such automatic shelf registration statement pursuant to Rule 430B under the Securities Act (“Rule 430B”), is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 2. Placements.

(a) Each time that the Company wishes to issue Issuance Securities hereunder (each, an “Issuance Placement”), it will notify the applicable Sales Agent by email notice (or other method mutually agreed to in writing by the Company and such Sales Agent) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Issuance Securities, the time period during which sales are requested to be made, any limitation on the number of Issuance Securities that may be sold in any one day and any minimum price below which sales may not be made (an “Issuance Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A-1. The applicable Sales Agent then in receipt of an Issuance Placement Notice is herein referred to as the “Current Sales Agent”. There may be only one Current Sales Agent per Trading Day (as defined herein). The Issuance Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such Exhibit B), and shall be addressed to each of the individuals from the Current Sales Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Current Sales Agent wishes to accept such proposed terms included in the Issuance Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Current Sales Agent will, prior to 8:30 a.m. (New York City time) on the Business Day (as defined below) following the Business Day on which such Issuance Placement Notice is delivered to the Current Sales Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Current Sales Agent (set forth on Exhibit B) setting forth the terms that the Current Sales Agent is willing to accept. Where the terms provided in the Issuance Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Current Sales Agent until the Company delivers to the Current Sales Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Issuance Placement Notice, as amended (the “Issuance Acceptance”), which email shall be addressed to all of the individuals from the Company and the Current Sales Agent set forth on Exhibit B. The Issuance Placement Notice (as amended by the corresponding Issuance Acceptance, if applicable) shall be effective upon receipt by the Company of the Current Sales Agent’s acceptance of the terms of the Issuance Placement Notice or upon receipt by the Current Sales Agent of the Company’s Issuance Acceptance, as the case may be, unless and until (i) the entire amount of the Issuance Securities has been sold, (ii) in accordance with the notice requirements set forth in the first sentence of this paragraph, the Company terminates the Issuance Placement Notice, (iii) the Company issues a subsequent Issuance Placement Notice with parameters superseding those on the earlier dated Issuance Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 hereof or (v) either party shall have suspended the sale of the Issuance Securities in accordance with Section 4 below; provided, however, that any such notice shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. The amount of any discount, commission or other compensation to be paid by the Company to the Current Sales Agent in connection with the sale of the Issuance Securities shall be calculated in accordance with the terms set forth on Exhibit C, as mutually agreed to in writing by the parties and, together with any sale of the Forward Hedge Securities in connection with a Forward Transaction, collectively the “Placements” and each, a “Placement.”

(b) Subject to the terms and conditions set forth in the relevant Confirmation, on any Trading Day during the term on which the conditions set forth in Section 9 hereof have been satisfied, the Company may request to enter into a Forward Transaction (together, with any sale of the Issuance Securities in connection with an Issuance Placement, collectively, the “Placements” and each, a “Placement”), by delivering a written notice (which notice shall specify that it relates to a “Forward Transaction”) to the designated Forward Purchaser and its affiliated Sales Agent (as forward seller), containing the parameters of the Forward Transaction it desires in accordance with this Agreement, which shall at a minimum include the number of Forward Hedge Securities, the time period during which sales are requested to be made, any limitation on the number of Forward Hedge Securities that may be sold in any one day, any minimum price below which sales may not be made and certain specified terms to be completed in the related Confirmation (a “Forward Placement Notice” and, together with any Issuance Placement Notice(s), collectively, the “Placement Notices” and each, a “Placement Notice”), a form of which is attached hereto as Exhibit A-2. The Forward Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such Exhibit B), and shall be addressed to each of the individuals from the Forward Purchaser and its affiliated Sales Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Forward Purchaser wishes to accept such proposed terms included in the Forward Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Forward Purchaser or its affiliated Sales Agent will, prior to 8:30 a.m. (New York City time) on the Business Day following the Business Day on which such Forward Placement Notice is delivered, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company, the Forward Purchaser and its affiliated Sales Agent (set forth on Exhibit B) setting forth the terms that the Forward Purchaser is willing to accept. Where the terms provided in the Forward Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company, the Forward Purchaser or its affiliated Sales Agent until the Company delivers to the Forward Purchaser and its affiliated Sales Agent an acceptance by email (or other method mutually agreed to in writing by the parties, which may, for the avoidance of doubt, be in the form a fully executed Confirmation reflecting such amended terms) of all of the terms of such Forward Placement Notice, as amended (the “Forward Acceptance” and, together with any Issuance Acceptance(s), collectively, the “Acceptances” and each, an “Acceptance”), which email shall be addressed to all of the individuals from the Company, the Forward Purchaser and its affiliated Sales Agent set forth on Exhibit B. The Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) shall be effective upon receipt by the Company of the Forward Purchaser’s acceptance of the terms of the Forward Placement Notice or upon receipt by the Forward Purchaser and its affiliated Sales Agent of the Company’s Forward Acceptance, as the case may be.

(c) It is expressly acknowledged and agreed that neither the Company nor the Current Sales Agent or Forward Purchaser will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Current Sales Agent or Forward Purchaser, as applicable, and either (i) the Current Sales Agent or Forward Purchaser accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. For the purposes hereof, “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banks are required to be closed in New York City, New York and “Trading Day” means any day the New York Stock Exchange (the “NYSE”) is open for trading during its regular trading session, other than a day on which NYSE is scheduled to close prior to its regular weekday closing time.

SECTION 3. Sale of Placement Securities by the Sales Agents and the Forward Sellers.

(a) Subject to the provisions of Section 6(a) hereof, the Current Sales Agent, for the period specified in the Issuance Placement Notice (as amended by the corresponding Issuance Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Issuance Acceptance, if applicable). The Current Sales Agent will provide written confirmation, including by email or fax transmission, to the Company no later than 8:30 a.m. (New York City time) on the Trading Day immediately following the Trading Day on which it has made sales of Issuance Securities hereunder setting forth the number of Issuance Securities sold on such day, the compensation payable by the Company to the Current Sales Agent pursuant to Section 2 hereof with respect to such sales, and the net proceeds payable to the Company, with an itemization of the deductions made by the Current Sales Agent (as set forth in Section 6(b) hereof) from the gross proceeds that it receives from such sales. Subject to the terms of the Issuance Placement Notice (as amended by the corresponding Issuance Acceptance, if applicable), the Current Sales Agent may sell Issuance Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act (“Rule 415”), including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Issuance Placement Notice (as amended by the corresponding Issuance Acceptance, if applicable), the Current Sales Agent may also sell Issuance Securities by any other method permitted by law, including but not limited to in privately negotiated transactions.

(b) If the Company wishes to issue and sell the Issuance Securities other than as set forth in Section 2(a) of this Agreement, it may elect, in its sole discretion, to notify a Sales Agent of the proposed terms of such sale. If the Sales Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Sales Agent and the Company will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control. For avoidance of doubt, nothing contained in this Agreement shall be construed to require the Company to engage any Sales Agent in connection with the offer and sale of any of the Company’s securities, including shares of its Common Stock, whether in connection with an underwritten offering or otherwise.

(c) For each Forward Transaction, the Company shall be obligated to enter into a Confirmation with a Forward Purchaser if and when the Company delivers a Forward Placement Notice to such Forward Purchaser and its affiliated Sales Agent as forward seller, and the Forward Purchaser and such affiliate have accepted such Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable). In the event that, in the commercially reasonable judgment of a Forward Purchaser (or an agent thereof) a “Stock Borrow Event” (as defined in the Confirmation and, if applicable, the related Forward Placement Notice as amended by the corresponding Forward Acceptance, if applicable) occurs with respect to any Forward Hedge Securities up to the Forward Hedge Number (as defined below), then the obligation herein of such Forward Purchaser and its affiliated Sales Agent as forward seller with respect to sales of Forward Hedge Securities in connection with such instruction shall only extend to the aggregate number of Forward Hedge Securities that the Forward Purchaser (or its agent) is able to borrow without incurring a Stock Borrow Event.

(d) Subject to the terms and conditions of this Agreement and as set forth in each Confirmation, upon acceptance of a Forward Placement Notice by a Forward Purchaser and its affiliated Sales Agent, and unless the sale of the Forward Hedge Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the relevant Confirmation, such Forward Purchaser will use commercially reasonable efforts to borrow Forward Hedge Securities up to the maximum “Number of Shares” specified in the related Forward Placement Notice or Confirmation, subject to the terms and conditions of this Agreement (the “Forward Hedge Number”) accepted by such Forward Purchaser and its affiliated Sales Agent as forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Securities, and otherwise in accordance with the terms of such Forward Placement Notice and Confirmation.

(e) In the event the Company engages any Sales Agent or Forward Purchaser for a sale of Placement Securities that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the Sales Agent or Forward Purchaser, as applicable, will agree to compensation and deliverables that are customary with respect to such transactions.

(f) Each sale of the Placement Securities to or through any Sales Agent shall be made in accordance with the terms of this Agreement, any relevant Confirmation or, if applicable, a Terms Agreement. The commitment of any Sales Agent to purchase the Issuance Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties made by and on behalf of the Company, the Operating Partnership, and the Subsidiaries herein contained and shall be subject to the terms and conditions herein set forth.

SECTION 4. Suspension of Sales. The Company, the Current Sales Agent or the applicable Sales Agent acting as forward seller, as the case may be, may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder or under any Confirmation or Terms Agreement prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals of the other party named on Exhibit B hereto, as such exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Sales Agent and Forward Purchaser as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of the time of each sale of any Placement Securities pursuant to this Agreement, any Confirmation or any Terms Agreement (each such time, an “Applicable Time”) and as of each Settlement Date (as defined below), and agrees with each Sales Agent and Forward Purchaser, as follows:

(1) Compliance with Registration Requirements. At the time of filing the Original Registration Statement, the Company met the requirements for use of Form S-3ASR under the Securities Act, and the offering and sale of the Securities as contemplated hereby, complies with, the requirements of Rule 415. The Original Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof. The Original Registration Statement became effective under the Securities Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act (“Rule 405”), and the Securities have been and remain eligible for registration by the Company on an automatic shelf registration statement. The Company is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission. No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or the securities authority of any jurisdiction. Any request on the part of the Commission for additional information has been complied with.

At the respective times the Original Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date pursuant to Rule 430B(f)(2) and at each Settlement Date, the Original Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements under the Securities Act, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Original Registration Statement, or any post-effective amendment thereby or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with the Agent Information (as hereinafter defined).

Any preliminary prospectus (including the base prospectus filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act and any such preliminary prospectus and the Prospectus and any amendments or supplements thereto delivered and to be delivered to each Sales Agent and Forward Purchaser (electronically or otherwise) in connection with the offering of the Placement Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus (as defined below) relating to the Placement Securities, as of its issue date and as of the relevant Applicable Time and Settlement Date, or until any earlier date that the issuer notified or notifies each Sales Agent and Forward Purchaser as described in Section 7(d) hereof, did not, does not and will not (A) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified, or (B) include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by each Sales Agent and Forward Purchaser specifically for use therein. As used herein, “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Placement Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed on Exhibit F hereto, in each case in the form furnished (electronically or otherwise) to the Sales Agents and Forward Purchasers for use in connection with the offering of the Placement Securities.

At the effectiveness of the Original Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act (“Rule 163(c)”)) made any offer relating to the Placement Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer,” as defined in Rule 405.

At the effectiveness of the Original Registration Statement, at the earliest time after the effectiveness of the Original Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the

Securities Act) of the Placement Securities and as of the execution of this Agreement (with such time of execution being used as the determination date for purposes of this clause), the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(2) Prior Written Communications. Any offer that is a written communication relating to the Placement Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(3) Independent Accountants. Ernst & Young LLP, who certified the financial statements of the Company on a consolidated basis and Life Storage, LLC (“Life Storage”) incorporated by reference in the Registration Statement and the Prospectus, and whose reports appear in the Registration Statement or Prospectus or are incorporated by reference therein, is, and during the periods covered by such reports was, a registered independent public accountant as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”).

(4) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the consolidated financial position of the entities to which they relate at the dates indicated and the consolidated statements of operations, statements of comprehensive income and statements of cash flows of the Company and its Subsidiaries (as defined herein) for the periods specified, as applicable; and all such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act or the Exchange Act, as applicable (except as may be indicated in the notes thereto), and have been prepared on a consistent basis with the books and records of the Company. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects and in accordance with GAAP, the information required to be stated therein. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 in all material respects or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X in all material respects. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The summary financial data and selected financial data included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement and the Prospectus. Any pro forma financial statements and the related notes and any pro forma and pro forma as adjusted financial information and related notes included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Any information contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies in all material respects with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus.

The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(5) Life Storage Financial Statements. (i) the financial statements of Life Storage, and the related notes thereto incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of Life Storage and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; (ii)such financial statements have been prepared in conformity with GAAP on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and (iii) the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of Life Storage and its subsidiaries and presents fairly the information shown thereby.

(6) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any change in the capital stock (“Capital Stock”) or long-term debt of the

Company, the Operating Partnership or any of the Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company, the Operating Partnership and the Subsidiaries taken as a whole (a “Material Adverse Effect”); (ii) neither the Company, the Operating Partnership nor any of the Subsidiaries has entered into any transaction or agreement that is material to the Company, the Operating Partnership and the Subsidiaries, taken as a whole other than the issuance of Common Stock pursuant to the exercise or vesting of any Awards (as defined herein) outstanding on the date hereof and issued pursuant to the Equity Plans (as defined herein), there have been no changes in the authorized or outstanding Capital Stock of the Company, the Operating Partnership and the Subsidiaries, taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, the Operating Partnership and the Subsidiaries taken as a whole; (iii) except for regular quarterly or monthly dividends on the Common Stock, there has been no dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the Operating Partnership on any class of Common Stock, preferred stock or other Capital Stock; and (iv) neither the Company, the Operating Partnership, nor any of the Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement and the Prospectus.

(7) Good Standing of the Company and the Operating Partnership. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement, any Confirmation and any Terms Agreement and to issue, sell and deliver the Placement Securities as contemplated herein. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full limited partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus, and to execute and deliver this Agreement and any Terms Agreement and to perform its obligations as contemplated herein or therein, as applicable.

(8) Foreign Qualification of the Company and the Operating Partnership. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Operating Partnership is duly qualified to do business and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

(9) Units to be Issued. The units of partnership interest in the Operating Partnership (the “OP Units”) to be issued by the Operating Partnership to the Company in connection with the Company’s contribution of the proceeds from the sale of the Placement Securities to the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the Company, and at each Settlement Date, will be validly issued and fully paid. Such OP Units will be exempt from registration or qualification under the Securities Act and applicable state securities laws. None of the OP Units will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.

(10) Tax Status of Operating Partnership. The Operating Partnership has not been and is not treated as a corporation, association taxable as a corporation or a publicly traded partnership for purposes of the Internal Revenue Code of 1986, as amended (the “Code”); and neither the Company nor the Operating Partnership knows of any event that would cause or is likely to cause the Operating Partnership to be treated as a corporation, association taxable as a corporation or a publicly traded partnership.

(11) Good Standing of Subsidiaries. The Company has provided complete and correct copies of the articles of incorporation and the bylaws (or comparable organizational documents) of the Company, the Operating Partnership, respectively, and their subsidiaries, inclusive of ESS Holdings Business Trust I, ESS Holdings Business Trust II, Life Storage LLC, Life Storage LP and Life Storage Holdings LLC (as defined under Rule 405 of the Exchange Act) (each, a “Subsidiary” and collectively, the “Subsidiaries”), and all amendments thereto have been delivered and, except as set forth in the Registration Statement or any Incorporated Document, no changes therein will be made on or after the date hereof through and including each Applicable Time; the Company, through two wholly-owned Subsidiaries, owned approximately 95.4% of the outstanding OP Units as of March 31, 2024; each of the “significant subsidiaries” of the Company as defined in Rule 405 of the Securities Act (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or trust, as applicable, in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company, limited partnership or trust, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Operating Partnership has no “significant subsidiary,” other than as set forth in Annex A hereto; all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, as applicable, and, with respect to such securities, are owned directly or indirectly by the Company or the Operating Partnership subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(12) Capitalization. The issued and outstanding shares of Capital Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. None of the Company’s outstanding shares of Common Stock were issued in violation of any preemptive rights, resale rights, rights of first refusal or other similar rights and no further approval or authority of the Company’s stockholders or the Company’s Board of Directors is required for the issuance and sale of the Placement Securities; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its Capital Stock or any securities convertible into or exchangeable for any of such Capital Stock.

(13) Authorization of Agreement, Confirmations and Terms Agreements. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership, and any Confirmations and Terms Agreement will have been at the time of the execution thereof, duly authorized, executed and delivered by the Company and the Operating Partnership, as applicable.

(14) Authorization of Securities. The Issuance Securities to be sold by the Company pursuant to this Agreement and any Terms Agreement have been duly and validly authorized and, when issued and delivered against payment of the consideration set forth herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal or similar rights. Any shares of Common Stock to be delivered by the Company pursuant to any Confirmation (the “Confirmation Shares”) have been duly authorized for issuance and sale to the applicable Forward Purchaser or any of its affiliates pursuant to such Confirmation and, when issued and delivered by the Company in accordance with such Confirmation upon payment of any consideration required by such Confirmation, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal or similar rights. The issuance, sale and/or delivery by the Company of Confirmation Shares to the applicable Forward Purchaser or any of its affiliates pursuant to the terms of any Confirmation in accordance with the terms thereof and the delivery by such Forward Purchaser or any of its affiliates of such Confirmation Shares to close out open borrowings of Common Stock created in the course of the hedging activities by such Forward Purchaser or any of its affiliates relating to such Forward Purchaser’s exposure under such Confirmation do not and will not require registration under the Securities Act.

(15) Description of Securities. The Capital Stock of the Company, including the Placement Securities, conforms in all material respects to the description thereof included or incorporated by reference in the Registration Statement and the Prospectus and the certificates for the Placement Securities are in due and proper form and the holders of the Placement Securities will not be subject to personal liability by reason of being such holders.

(16) Absence of Defaults and Conflicts. Neither the Company, the Operating Partnership nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter, bylaws, limited liability company agreement, partnership agreement or other organizational document, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, or (iv) any judgment or order applicable to the Company, the Operating Partnership or any of the Subsidiaries or any of their respective properties except, in the case of (ii), (iii) and (iv), as would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, any Confirmation and any Terms Agreement, the issuance and sale of the Placement Securities and the consummation of the transactions contemplated hereby or thereby, as applicable, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with or without notice, lapse of time or both, would result in any breach of or constitute a default under) (A) the charter, bylaws, limited liability company agreement, partnership agreement or other organizational documents, as applicable, of the Company, the Operating Partnership or any of the Subsidiaries, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any decree, judgment or order applicable to the Company, the Operating Partnership or any of the Subsidiaries or any of their respective properties, or (E) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of the Subsidiaries, except, in case of (B), (C), (D) or (E), as would not, individually or in the aggregate, have a Material Adverse Effect.

(17) Absence of Labor Dispute. None of the Company, the Operating Partnership or any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (A) there is (i) no unfair labor practice complaint pending or, to the knowledge of the Company, the Operating Partnership or any of the Subsidiaries, threatened against the Company, the Operating Partnership or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company, the Operating Partnership or any of the Subsidiaries, threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of either of the Company, the Operating Partnership or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries and (iii) no union representation dispute currently existing concerning the employees of the Company, the Operating Partnership or any of the Subsidiaries, and (B) to the knowledge of the Company, the Operating Partnership or any of the Subsidiaries, (i) no union organizing activities are currently taking place concerning the employees of the Company, the Operating Partnership or any of the Subsidiaries and (ii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, the Operating Partnership or any of the Subsidiaries.

(18) Absence of Proceedings. There is no action, suit, claim, investigation or proceeding pending or threatened, or, to the knowledge of the Company, the Operating Partnership or any of the Subsidiaries, contemplated to which the Operating Partnership or any of the Subsidiaries or to which any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby or by any Confirmation or any Terms Agreement.

(19) Accuracy of Descriptions. The description of the Company’s and the Operating Partnership’s organization and current and proposed method of operation set forth in the Prospectus under the heading “U.S. Federal Income Tax Consequences” is an accurate and fair summary of the matters referred to therein.

(20) Possession of Intellectual Property. Except as described in the Registration Statement and the Prospectus, the Company, the Operating Partnership or a Subsidiary, as applicable, owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); except as described in the Registration Statement and the Prospectus, (i) there are no third parties who have or, to the knowledge of the Company and the Operating Partnership, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which the Registration Statement and the Prospectus disclose is licensed to the Company or the Operating Partnership and for licenses for or other rights to use Intellectual Property which is licensed to the Company or the Operating Partnership on a non-exclusive basis; (ii) none of the Company, the Operating Partnership or any of the Subsidiaries has received written notice of any infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of the Company and the Operating Partnership, threatened action, suit, proceeding or claim by others challenging the Company’s and the Operating Partnership’s rights in or to any Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company and the Operating Partnership, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company and the Operating Partnership, threatened action, suit, proceeding or claim by others that the Company and the Operating Partnership or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned by or licensed to the Company or the Operating Partnership; and (vii) none of the Company, the Operating Partnership or any of the Subsidiaries is aware of any prior art that may render any patent application owned by the Company, the Operating Partnership or any Subsidiary of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

(21) Property. None of the Company, the Operating Partnership or any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any real property owned in fee simple or leased by the Company, the Operating Partnership or the Subsidiaries as of the date of this Agreement (collectively, for purposes of this subsection only, the “Properties”) or any part thereof which could have a Material Adverse Effect; all options and rights of first refusal to purchase all or part of any Property or any interest therein that are required to be described in the Registration Statement and the Prospectus are disclosed therein; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; none of the Company, the Operating Partnership or any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company, the Operating Partnership or any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated could have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of any of the Subsidiaries that are required to be described in the Registration Statement and the Prospectus are disclosed therein; no tenant of any of the Properties is in default under any of the leases pursuant to which any property is leased (and the Company and the Operating Partnership do not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that, individually or taken as a whole, would not have a Material Adverse Effect.

(22) Absence of Further Requirements. No approval, authorization, consent or order of, registration or qualification or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the execution, delivery and performance by the Company and the Operating Partnership, as applicable, of this Agreement, any Confirmation or any Terms Agreement in connection with the issuance and sale of the Placement Securities hereunder or thereunder, as applicable, or the consummation of the transactions contemplated hereby or thereby, as applicable, other than registration of the Placement Securities under the Securities Act, which has been or will be effected, and any such consents, approvals, authorization, orders and registration or qualifications as may be required under applicable securities or blue sky laws of the various jurisdictions in connection with the purchase and distribution of the Placement Securities to or through the Sales Agents or Forward Purchasers, or under the rules of the Financial Industry Regulatory Authority (“FINRA”).

(23) Possession of Licenses and Permits. Each of the Company, the Operating Partnership and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses as presently conducted, except as would not have a Material Adverse Effect; neither the Company, the Operating Partnership nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the Operating Partnership or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(24) Title to Property. Except as described in the Registration Statement and the Prospectus, the Company, the Operating Partnership and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; except as described in the Prospectus, all the property described in the Registration Statement and the Prospectus as being held under lease by the Company, the Operating Partnership or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

(25) Investment Company Act. Neither the Company, the Operating Partnership nor any Subsidiary is, and upon consummation of the transactions contemplated by this Agreement as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(26) Environmental Laws. (A) the Company, the Operating Partnership and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company, the Operating Partnership and the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; (B) there are no past, present or, to the knowledge of either of the Company and the Operating Partnership, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company, the Operating Partnership or any Subsidiary under, or to interfere with or prevent compliance by the Company, the Operating Partnership or the Subsidiaries with, Environmental Laws; (C) except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Company, the Operating Partnership or any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged liability or release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). As used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(27) Absence of Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company or the Operating Partnership to issue or sell to it any shares of Common Stock or shares of any other Capital Stock or other equity interests of the Operating Partnership or the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests in the Operating Partnership or the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Operating Partnership or the Company in connection with the offer and sale of the Placement Securities, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Securities as contemplated thereby. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold pursuant to this Agreement by the Company under the Securities Act.

(28) Taxes. All material tax returns required to be filed by the Company and the Operating Partnership and each of the Subsidiaries have been filed, and all material taxes and other material assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided; the Company, the Operating Partnership and each of the Subsidiaries have no knowledge of any outstanding material tax deficiency that has been asserted or threatened against the Company, the Operating Partnership or any Subsidiary or of any current material audit of any tax return of the Company, the Operating Partnership or a Subsidiary by a federal, state or local taxing authority or agency.

(29) Insurance. The Company, the Operating Partnership and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company, the Operating Partnership and the Subsidiaries and their businesses; such insurance as the Company deems adequate and that insures against losses and risks to an extent which is adequate in accordance with customary industry practice is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase.

(30) Disclosure Controls and Procedures. Each of the Company, the Operating Partnership and the Subsidiaries maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. With respect to stock options or other equity incentive grants (collectively, “Awards”) granted subsequent to August 17, 2004 pursuant to the equity-based compensation plans of the Company (the “Equity Plans”), (i) all stock options have been granted with a per-share exercise price that is either (x) at least equal to the fair market value of a share of Common Stock as of the date of such grant, or (y) at least equal to the five-day average closing stock price of a share of Common Stock prior to the date of such grant, (ii) each such grant was made in compliance in all material respects with the Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission.

(31) Internal Accounting Controls. The Company has established and maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, (ii) disclosure controls and procedures sufficient to enable its management to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company’s registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Any material weaknesses in internal controls have been identified for the Company’s registered public accounting firm. Since the date of the most recent evaluation of such internal control over financial reporting, (i) there have been no significant changes in internal controls or in other factors that could significantly adversely affect internal controls and (ii) no control deficiencies have arisen that would constitute either “significant deficiencies” or a “material weaknesses.”

(32) Compliance with the Sarbanes-Oxley Act. The Company and any officers and directors of the Company, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

(33) Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Placement Securities to be sold hereunder by each Sales Agent as principal or agent for the Company or by the Forward Purchasers and their affiliated Sales Agents as forward sellers, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the Sales Agents and Forward Purchasers.

(34) Actively Traded Security. The Common Stock qualifies as an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(35) Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, none of the Company, the Operating Partnership or any of the Subsidiaries, nor any of their respective directors, officers, affiliates or controlling persons, has taken or will take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Placement Securities.

(36) Statistical or Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent necessary or as required.

(37) Foreign Corrupt Practices Act. None of the Company, the Operating Partnership or any of the Subsidiaries, nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Operating Partnership and the Subsidiaries, and, to the knowledge of the Company and the Operating Partnership, their affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(38) Money Laundering Laws. The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted since August 17, 2004 in compliance with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(39) OFAC. None of the Company, the Operating Partnership, the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or the Operating Partnership or the Subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (including, without limitation, the Ukraine-/Russia-related/Sectoral Sanctions Identification List sanctions program), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) owned 50% or more by or otherwise controlled by or acting on behalf of one or more persons or entities that are subject to Sanctions, nor are the Company, the Operating Partnership, the Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (including but not limited to Cuba, Iran, Syria, North Korea, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic); and the Company, the Operating Partnership, the Subsidiaries, and the Company and the Operating Partnership will not directly or indirectly use the proceeds of the offering of the Issuance Securities hereunder or the proceeds of the settlement of any Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any activities of or business with any person, or in any country or territory, that, at the time of such use, is the subject of Sanctions or (ii) in any other manner that would reasonably be expected, by the Company or the Operating Partnership, to result in a violation by any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise, of Sanctions.

(40) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Placement Securities to repay any debt owed to the Sales Agents, Forward Purchasers or any affiliate thereof.

(41) ERISA. The Company and the Operating Partnership are in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability; the Company and the Operating Partnership have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which the Company and the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for any such noncompliance, reportable event, liability, or failure to qualify that would not result in a Material Adverse Effect.

The assets of the Company and the Operating Partnership do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(42) No Finder’s Fee. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and the Operating Partnership and any person that would give rise to a valid claim against the Company, the Operating Partnership, the Sales Agents or the Forward Purchasers for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(43) Proprietary Trading by the Sales Agents. The Company acknowledges and agrees that each Sales Agent and Forward Purchaser has informed the Company that such Sales Agent or Forward Purchaser may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Issuance Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by such Sales Agent in a separate written agreement containing the terms and conditions of such sale.

(44) REIT Status. The Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code, and has been subject to taxation as a REIT, for all taxable years beginning with its taxable year ended December 31, 2004, and the method of operation of the Company, the Operating Partnership and the Subsidiaries (as described in the Registration Statement and the Prospectus) will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2024 and thereafter.

(45) All Legal Proceedings Filed. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(46) Periodic Reviews of Environmental Laws. In the ordinary course of their business, the Company, the Operating Partnership and the Subsidiaries conduct periodic reviews of the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(47) Fire, Explosion, Flood or Calamity. None of the Company, the Operating Partnership or any of the Subsidiaries has sustained since the date of the last audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or government action, order or decree, except as would not have a Material Adverse Effect or disclosed in the Prospectus.

(48) No Termination of Contracts. None of the Company, the Operating Partnership or any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company, the Operating Partnership or any Subsidiary or, to the knowledge of any such entity, any other party to any such contract or agreement.

(49) Personal Loans. The Company has provided you with true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or the Operating Partnership to any director or executive officer of the Company or the Operating Partnership, or to any family member or affiliate of any director or executive officer of the Company or the Operating Partnership; and since July 30, 2002, the Company and the Operating Partnership have not, directly or indirectly, including through any Subsidiary: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership; or (B) since July 30, 2002, made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or the Operating Partnership, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(50) No Payment of Funds Violating Law. None of the Company, the Operating Partnership or any of the Subsidiaries nor, to the knowledge of either of the Company or the Operating Partnership, any employee or agent of the Company, the Operating Partnership or any Subsidiary has made any payment of funds of the Company, the Operating Partnership or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(51) No FINRA Affiliations. To the knowledge of either of the Company or the Operating Partnership, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Prospectus.

(52) No Reliance for Advice on Securities. The Company and the Operating Partnership have not relied upon the Sales Agents, Forward Purchasers or legal counsel for the Sales Agents or Forward Purchasers for any legal, tax or accounting advice in connection with the offering and sale of the Placement Securities, other than with respect to applicable requirements of state securities or “blue sky” laws or similar laws of foreign jurisdictions.

(53) Securities Issued in Compliance with Laws. All securities issued by the Company, the Operating Partnership or any of the Subsidiaries have been issued and sold in compliance with all applicable federal and state securities laws.

(54) No Cross-Defaulted or Cross-Collateralized Mortgages. The mortgages and deeds of trust encumbering the properties and assets described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by the Company, the Operating Partnership or any Subsidiaries, except as disclosed in the Prospectus; and none of the Company, the Operating Partnership or any Subsidiaries hold participating interests in such mortgages and deeds of trust.

(55) Cybersecurity. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company, the Operating Partnership and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company, the Operating Partnership and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company, the Operating Partnership and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(b) Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to each Sales Agent, Forward Purchaser or to counsel for the Sales Agents or Forward Purchasers in connection with the offering of Placement Securities as contemplated by this Agreement, any Confirmation or any Terms Agreement shall be deemed a representation and warranty by the Company and the Operating Partnership, as the case may be, to the Sales Agents and/or Forward Purchaser, as applicable, as to the matters covered thereby.

SECTION 6. Sale and Delivery of Securities; Settlement.

(a) Sale of Issuance Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Current Sales Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Current Sales Agent of an Issuance Acceptance, as the case may be, and unless the sale of the Issuance Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Current Sales Agent, for the period specified in the Issuance Placement Notice (as amended by the corresponding Issuance Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Issuance Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Current Sales Agent will be successful in selling Issuance Securities, (ii) the Current Sales Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Securities for any reason other than a failure by the Current Sales Agent to use their commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Securities as required under this Section 6 and (iii) the Current Sales Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Current Sales Agent in a Terms Agreement containing the terms and conditions of such sale.

(b) Sale of Forward Hedge Securities. Each of the Company, the Forward Purchasers and their affiliated Sales Agents as forward sellers acknowledge and agree that: (i) there can be no assurance that the Forward Purchasers or their affiliates will be successful in borrowing or selling Forward Hedge Securities; (ii) the Sales Agents in their capacity as forward sellers will incur no liability or obligation to the Company, the Forward Purchasers or any other person or entity if they do not sell Forward Hedge Shares borrowed by the Forward Purchasers or their affiliates for any reason other than a failure by such Sales Agent acting in its capacity as forward seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required elsewhere herein; and (iii) the Forward Purchasers will incur no liability or obligation to the Company, any Sales Agents acting as forward sellers or any other person or entity if they or their affiliates do not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required elsewhere herein. Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and, in its capacity as forward seller, a Sales Agent’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward Transaction hereunder shall be subject in all respects to the provision “Conditions to Effectiveness” in the relevant Confirmation. In acting hereunder, a Sales Agent when acting as forward seller will be acting as agent for its affiliated Forward Purchaser and not as principal.

(c) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) and relevant Confirmation, if applicable, settlement for sales of Placement Securities the sale of which occurs (a) on or prior to May 24, 2024 will occur on the second (2nd) Trading Day and (b) on or after May 28, 2024 will occur on the first (1st) Trading Day (or such day as is industry practice for regular-way trading), in each case, following the date on which such sales are made (each, a “Settlement Date”). The amount of net proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold will be equal to the aggregate sales price received by the Current Sales Agent at which such Placement Securities were sold, after deduction for (i) the Current Sales Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Current Sales Agent hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. The amount of proceeds to be delivered to a Forward Purchaser by its affiliated Sales Agent as forward seller on a Settlement Date against receipt of the Forward Hedge Shares sold will be equal to the related aggregate Forward Price.

(d) Delivery of Placement Securities. (i) On or before each Settlement Date for any Issuance Placement, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Securities being sold by crediting the Current Sales Agent’s or its designee’s account (provided the Current Sales Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Current Sales Agent will deliver the related net proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Securities on a Settlement Date in accordance with the terms of this Agreement, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 10(d) hereof, it will (i) hold the Current Sales Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to the Current Sales Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(ii) Each sale of Forward Hedge Securities will be settled as between the applicable Forward Purchaser and its affiliated Sales Agent as forward seller on each Settlement Date therefor. On or before each such Settlement Date, such Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the related forward seller or its designee’s account at DTC through DWAC or by such other means of delivery as may be mutually agreed upon by such Forward Purchaser and its affiliated Sales Agent, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each such Settlement Date, such Sales Agent in its capacity as forward seller will deliver the aggregate Forward Price (as defined in the Confirmation) to the related Forward Purchaser in same day funds delivered to an account designated by such Forward Purchaser prior to the relevant Settlement Date.

(e) Denominations; Registration. Certificates for the Placement Securities shall be in such denominations and registered in such names as the Current Sales Agent may request in writing at least one full Business Day before the Settlement Date. The Company shall deliver the Issuance Securities, if any, through the facilities of DTC unless the Current Sales Agent shall otherwise instruct.

(f) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Securities, if after giving effect to the sale of such Placement Securities, the aggregate offering price of the Placement Securities sold pursuant to this Agreement and any Terms Agreement would exceed the lesser of (i) together with all sales of Placement Securities under this Agreement and any Terms Agreement, the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement and (iii) the amount authorized from time to time to be issued and sold under this Agreement and any Terms Agreement by the Company and notified to the Sales Agents and Forward Purchasers in writing. Under no circumstances shall the offer or sale of any Placement Securities pursuant to this Agreement or any Terms Agreement be made at a price lower than the minimum price authorized from time to time by the Company and notified to the Sales Agents or Forward Purchaser, as applicable, in writing. Further, under no circumstances shall the aggregate offering price of Placement Securities sold pursuant to this Agreement and any Terms Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(g) Black-out Limitations. Notwithstanding any other provision of this Agreement, any Confirmation or any Terms Agreement, the Company, the Sales Agents and Forward Purchasers agree that no sales of Placement Securities shall take place, and the Company shall not request the sale of any Placement Securities that would be sold, and the Sales Agents and Forward Purchasers shall not be obligated to sell, (i) during any period in which the Company is, or would reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(g)(1) hereof, at any time during the period commencing on the tenth (10th) business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(1) If the Company wishes to offer or sell Issuance Securities to or through a Sales Agent as agent or instruct a Sales Agent to sell Forward Hedge Securities as agent for the applicable Forward Purchaser at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first

(i) prepare and deliver to the Sales Agent (with a copy to counsel to the Sales Agent) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Sales Agent, and prior to its filing, obtain written consent of the Sales Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide the Sales Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letters specified in Section 7(o), (p) and (q), respectively, hereof, (iii) afford the Sales Agent the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letters pursuant to this Section 6(g) hereof shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(o), (p) and (q), respectively, hereof, and (B) this Section 6(g)(1) shall in no way affect or limit the operation of clause (i) of Section 6(g) hereof, which shall have independent application.

SECTION 7. Covenants of the Company. The Company covenants with the Sales Agents and Forward Purchasers as follows:

(a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Sales Agents or Forward Purchasers under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), (i) the Company will notify the Sales Agents and Forward Purchasers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; provided, however, if any such supplement to the Prospectus does not relate to the Placement Securities and no Placement Notice is pending, the Company may satisfy this Section 7(a)(i) by notifying the Sales Agents and Forward Purchasers of such supplement to the Prospectus no later than the close of business on the date of first use of such supplement; (ii) the Company will prepare and file with the Commission, promptly upon a Current Sales Agent’s or Forward Purchaser’s request, any amendments or supplements to the Registration Statement or

Prospectus that, in such Sales Agent’s or Forward Purchaser’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities (provided, however, that the failure of such Sales Agent or Forward Purchaser to make such request shall not relieve the Company of any obligation or liability hereunder, or affect such Sales Agent’s or Forward Purchaser’s right to rely on the representations and warranties made by the Company in this Agreement or such Forward Purchaser’s right to rely on the representations and warranties made by the Company in any Confirmation); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Sales Agents and Forward Purchasers within a reasonable period of time before the filing and the Sales Agents and Forward Purchasers have not reasonably objected thereto (provided, however, that the failure of the Sales Agents or Forward Purchasers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agents’ or Forward Purchasers’ right to rely on the representations and warranties made by the Company in this Agreement or such Forward Purchaser’s right to rely on the representations and warranties made by the Company in any Confirmation) and the Company will furnish to the Sales Agents and Forward Purchasers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise the Sales Agents and Forward Purchasers, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Placement Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as reasonably practicable.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agents, Forward Purchasers and their respective counsels (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Sales Agents and Forward Purchasers may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Sales Agents or Forward purchasers to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Sales Agents and Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Sales Agents or Forward Purchasers or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Sales Agents and Forward Purchasers to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Sales Agents and Forward Purchasers such number of copies of such amendment or supplement as the Sales Agents or Forward Purchasers may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or conflicts with the information contained in the Registration Statement or the Prospectus or included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Sales Agents and Forward Purchasers to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Sales Agents and Forward Purchasers, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Placement Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agents and Forward Purchasers may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities.

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Sales Agents and Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Issuance Securities and any Confirmation Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its commercially reasonable efforts to effect and maintain listing of the Common Stock, including the Placement Securities on, and satisfy the requirements of, the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. From the time the Company issues a Placement Notice until the settlement of sales of all Placement Securities remaining under such Placement Notice (as amended in the corresponding Acceptance, if applicable), the Company will not, without (i) giving the Current Sales Agent or Forward Purchaser at least three (3) Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Current Sales Agent or Forward Purchaser suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Sales Agents or Forward Purchasers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415, a registration statement on Form S-8 or Form S-4 or a post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (w) the Common Stock to be offered and sold through the Sales Agents or Forward Purchasers pursuant to this Agreement, any Confirmation or any Terms Agreement, (x) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time (y) the issuance, grant or sale of any equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance or sale of Common Stock upon exercise thereof (including upon redemption of OP Units), and (z) the entry by the Company into any Confirmation.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Sales Agents and Forward Purchasers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agents or Forward Purchasers pursuant to this Agreement, any Confirmation or any Terms Agreement.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agents, Forward Purchasers or their respective counsel or agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as any Sales Agent or Forward Purchaser may reasonably request.

(n) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold pursuant to this Agreement, any Confirmation and any Terms Agreement, the net proceeds to the Company and the compensation payable by the Company to the Sales Agents and Forward Purchasers with respect to all such sales of Placement Securities pursuant to this Agreement, any Confirmation and any Terms Agreement.

(o) Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement or any Terms Agreement and:

(i) each time the Company:

(A) files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(B) files an Annual Report on Form 10-K under the Exchange Act;

(C) files a Quarterly Report on Form 10-Q under the Exchange Act; or

(D) files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(ii) at any other time reasonably requested by the Sales Agents or Forward Purchasers (each such date of filing of one or more of the documents referred to in clauses (i)(A) through (D) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Sales Agents and Forward Purchasers with a certificate, in the form attached hereto as Exhibit E within two (2) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending for any Sales Agent or Forward Purchaser, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K if a certificate, in the form attached hereto as Exhibit E, is reasonably requested by the Sales Agents or Forward Purchasers. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities to or through any Sales Agent or Forward Purchaser following a Representation Date when the Company relied on such waiver and did not provide any such Sales Agent or Forward Purchaser with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Sales Agents or Forward Purchaser (or its affiliate) sell any Placement Securities, the Company shall provide such Sales Agents and Forward Purchasers with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(p) Legal Opinions. On or prior to the date that the first Placement Securities are sold pursuant to the terms of this Agreement, any Confirmation or any Terms Agreement, within two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable or then in effect, the Company shall cause to be furnished to the Sales Agents and Forward Purchasers written opinions of (i) Latham & Watkins LLP, corporate and tax counsel to the Company and (ii) Venable LLP, Maryland counsel for the Company, or other counsel satisfactory to the Sales Agents and Forward Purchasers (collectively, “Company Counsel”), in form and substance reasonably satisfactory to the Sales Agents, Forward Purchasers and their respective counsels, dated the date that the opinions are required to be delivered, substantially similar to the form attached hereto as Exhibit D-1, Exhibit D-2, and Exhibit D-3, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Sales Agents and Forward Purchasers with a letter to the effect that the Sales Agents and Forward Purchasers may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Comfort Letters. On or prior to the date that the first Placement Securities are sold pursuant to the terms of this Agreement, any Confirmation or any Terms Agreement, within two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable or then in effect, the Company shall cause (A) its independent accountant (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Sales Agents and Forward Purchasers comfort letters, dated the date such comfort letters are delivered, in form and substance satisfactory to the Sales Agents and Forward Purchasers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (iii) updating the initial comfort letter delivered under this Section 7(q)(A) with any information that would have been included in such comfort letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter and (B) Ernst & Young LLP, as auditors of Life Storage, to furnish the Sales Agents and Forward Purchasers comfort letters, dated the date the such comfort letters are delivered, in form and substance satisfactory to the Sales Agents and Forward Purchasers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (iii) updating the initial comfort letter delivered under this Section 7(q)(B) with any information that would have been included in such comfort letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that no comfort letters shall be required pursuant to this Section 7(q)(B) for so long as no Life Storage financial statements are required by the rules and regulations of the Commission to be included or incorporated by reference into the Registration Statement, the Prospectus or any prospectus supplement.

(r) Opinion of Counsel for the Sales Agents and Forward Purchasers. On or prior to the date that the first Placement Securities are sold pursuant to the terms of this Agreement, any Confirmation or any Terms Agreement, within two (2) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable or then in effect, the Sales Agents and Forward Purchasers shall have received the favorable written opinions of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Sales

Agents and Forward Purchasers dated such date, with respect to such matters as the Sales Agents and Forward Purchasers may reasonably request, and (ii) Ballard Spahr LLP, or other counsel satisfactory to the Sales Agents and Forward Purchasers, dated such date, with respect to certain Maryland law matters.

(s) Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Securities or (ii) sell, bid for, or purchase the Placement Securities to be issued and sold pursuant to this Agreement or any Terms Agreement, or pay anyone any compensation for soliciting purchases of the Placement Securities to be issued and sold pursuant to this Agreement other than the Sales Agent or Forward Purchasers; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and, provided further, that no such bids or purchases shall be made by the Company during the two (2) Trading Days before or after any sale of any Placement Securities pursuant to this Agreement.

(t) Insurance. The Company, the Operating Partnership and the Subsidiaries shall use their commercially reasonable efforts to maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(u) Compliance with Laws. The Company, the Operating Partnership and each of the Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company, the Operating Partnership and each of the Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected to have a Material Adverse Effect.

(v) Investment Company Act. Each of the Company and the Operating Partnership is familiar with the Investment Company Act, and the rules and regulations thereunder, and will conduct its affairs in such a manner as to reasonably ensure that none of the Company, the Operating Partnership nor any of the Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(w) Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(x) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and each Sales Agent and Forward Purchaser in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than each Sales Agent and Forward Purchaser in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Placement Securities to be sold to or through each Sales Agent as principal or agent and each Forward Purchaser hereunder.

(y) Sarbanes-Oxley Act. The Company, the Operating Partnership and the Subsidiaries will use their commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(z) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Sales Agents and Forward Purchasers and sales of the Placement Securities under this Agreement, any Confirmation or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(aa) REIT Treatment. The Company currently intends to continue to qualify as a REIT under the Code and will use its best efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement; unless the Company’s board of directors determines in good faith that it is in the best interests of the Company’s stockholders not to continue to so qualify.

SECTION 8. Payment of Expenses. The Company agrees to pay the costs, expenses and fees incident to the performance of its obligations under this Agreement, any Confirmation and any Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Sales Agents and Forward Purchasers of this Agreement, any Confirmation and any Terms Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Issuance Securities to the Sales Agents and Confirmation Shares to the Forward Purchasers, including any stock or other transfer taxes and any capital duties, stamp duties or other similar duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Sales Agents or the Confirmation Shares to the Forward Purchasers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Sales Agents and Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Sales Agents and Forward Purchasers of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Sales Agents and Forward Purchasers to investors, (vii) the preparation, printing and delivery to the Sales Agents and Forward Purchasers of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements or wrappers required in connection with offers or sales in other jurisdictions and any supplements thereto and the disbursements of counsel for the Sales Agents and Forward Purchasers in connection therewith, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Sales Agents and Forward Purchasers in connection with, any review by FINRA of the terms of the sale of the Placement Securities, and (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE.

SECTION 9. Conditions of the Sales Agents’ and Forward Purchasers’ Obligations. The obligations of each Sales Agent and Forward Purchaser hereunder and under any Terms Agreement with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company or the Operating Partnership or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company or the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Placement Securities within the time required by Rule 456(b)(1)(i) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company, the Operating Partnership or any of the Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Sales Agents and Forward Purchasers shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s or Forward Purchaser’s reasonable opinion is material, or omits to state a fact that in the Sales Agent’s or Forward Purchaser’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect.

(e) Opinions of Counsel for the Company. The Sales Agents and Forward Purchasers shall have received the opinions of Company Counsel, required to be delivered pursuant to Section 7(p) hereof on or before the date on which such delivery of such opinion is required pursuant to Section 7(p) hereof.

(f) Representation Certificate. The Sales Agents and Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 7(o) hereof on or before the date on which delivery of such certificate is required pursuant to Section 7(o) hereof.

(g) Accountants’ Comfort Letters. The Sales Agents and Forward Purchasers shall have received the comfort letters required to be delivered pursuant to Section 7(q) hereof on or before the date on which such delivery of such comfort letters is required pursuant to Section 7(q) hereof.

(h) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(i) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(j) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o) hereof, counsel for the Sales Agents and Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to deliver the opinion herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by each Sales Agent and Forward Purchaser by written notice to the Company to each of the individuals set forth on Exhibit B, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 13 and 22 hereof shall survive such termination and remain in full force and effect.

(m) Due Diligence. The Company shall have complied with all of its due diligence obligations required pursuant to Section 7(m) hereof.

SECTION 10. Indemnification.

(a) Indemnification by the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Sales Agent and Forward Purchaser, its affiliates (as such term is defined in Rule 405), and each person, if any, who controls the Sales Agents and Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Placement Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Sales Agents and

Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Information).

(b) Indemnification by the Sales Agents. Each Sales Agent and Forward Purchaser agree to indemnify and hold harmless each of the Company and the Operating Partnership and each of the Company’s directors and each of the Company’s officers who signed the Registration Statement, each person who controls the Company and the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company and the Operating Partnership within the meaning of Rule 405 against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information. The Company acknowledges that the legal name of each Sales Agent and each Forward Purchaser as set forth on the cover of the Prospectus Supplement constitutes the only information furnished in writing by or on behalf of each Sales Agent and each Forward Purchaser, as applicable, for inclusion in the Prospectus (collectively, the “Agent Information”).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Sales Agents and Forward Purchasers and each person, if any, who controls the Sales Agents and Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Sales Agents and Forward Purchasers with the consent of the Company, such consent not to be unreasonably withheld or delayed; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company with the consent of the Sales Agents and Forward Purchasers, such consent not to be unreasonably withheld or delayed. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party, such consent not to be unreasonably withheld or delayed) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Sales Agents and Forward Purchasers and each person, if any, who controls the Sales Agents and Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (such consent not to be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 10 and in Section 11 hereof shall not affect any agreements among the Company, the Sales Agents, the Forward Purchasers and their affiliates with respect to indemnification of each other or contribution between themselves.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Sales Agents and Forward Purchasers on the other hand from the offering of the Placement Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Sales Agents and Forward Purchasers on the other hand in connection with the statements or omissions.

The relative benefits received by the Company and the Operating Partnership on the one hand and the Sales Agents and Forward Purchasers on the other hand in connection with the offering of the Placement Securities pursuant to this Agreement, any Confirmation or any Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Placement Securities pursuant to this Agreement, any Confirmation or any Terms Agreement (before deducting expenses) received by the Company and the Operating Partnership on the one hand, the total commissions received by the Sales Agents on the other hand, in each case as set forth on the cover of the Prospectus, and the net spread (net of any related hedging and other costs) retained by the Forward Purchaser set forth in the applicable Confirmation bear to the aggregate public offering price of the Placement Securities as set forth on such cover. For purposes of the foregoing, the Company and the Operating Partnership shall be deemed to have received net proceeds from the sale of Placement Forward Hedge Securities sold through any of the applicable Sales Agents, acting as forward seller on behalf of a Forward Purchaser in connection with a Confirmation entered into by such Forward Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Placement Securities is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Placement Securities through such Sales Agent.

The relative fault of the Company and the Operating Partnership on the one hand and the Sales Agents and Forward Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Sales Agents and Forward Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Sales Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, the Sales Agents and Forward Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Placement Securities placed by it and distributed to the public were offered to the public exceeds the amount of any damages which the Sales Agents and Forward Purchasers have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls the Sales Agents or Forward Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Sales Agents or Forward Purchasers, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Operating Partnership.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. The respective representations, warranties, indemnities, agreements and other statements of the Company and the Operating Partnership and of the Sales Agents and the Forward Purchasers set forth in or made pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Agents or the Forward Purchasers or controlling person, or by or on behalf of the Company and the Operating Partnership, and shall survive delivery of the Placement Securities to the Sales Agents and the Forward Purchasers.

SECTION 13. Termination of Agreement.

(a) Termination; General. Each Sales Agent and Forward Purchaser may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of each Sales Agent or Forward Purchaser, impracticable or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities, or (iii) if trading in the Issuance Securities has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE MKT LLC, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by the Sales Agents and Forward Purchasers. The Sales Agents and Forward Purchasers shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the earlier to occur of (i) the issuance and sale of all of the Placement Securities through the Sales Agents and/or Forward Purchasers on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the Maximum Amount or (ii) three years having elapsed since the Registration Statement became effective pursuant to Rule 462(e) under the Securities Act.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agents, Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement, any Confirmation or any Terms Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 23 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to each Sales Agent shall be directed to BMO Capital Markets Corp., 151 W 42nd Street, 32nd Floor, New York, NY 10036, Attn: Equity Syndicate Department, with a copy to the Legal Department at the same address, Phone: (800) 414-3627, to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attn: ATM Execution, Email: dg.atm_execution@bofa.com, to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attn: General Counsel, Facsimile:1-646-291-1469, to Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attn: General Counsel, to J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, NY 10179, Attn: Sanjeet Dewal, Facsimile: (212) 622-8783 Email: sanjeet.s.dewal@jpmorgan.com, to Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, NC, 28202, Attn: ECM Desk, to TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, Attn: Equity Capital Markets, Email: TDS_ATM@tdsecurities.com, to Truist Securities, Inc., 3333 Peachtree Road, NE, 11th Floor, Atlanta, Georgia 30326 Email: dl.atm.offering@truist.com, to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attn: Equity Syndicate Department and Special Equities Desk, Facsimile: (212) 214-5918, each with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, 801 17th Street, NW, Washington, D.C. 20006, Attention:

Stuart A. Barr, Esq.; notices to each Forward Purchaser shall be directed to BMO Capital Markets Corp., 151 W 42nd Street, 32nd Floor, New York, NY 10036, Attn: Equity Syndicate Department, with a copy to the Legal Department at the same address, Phone: (800) 414-3627, to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attn: ATM Execution, Email: dg.atm_execution@bofa.com, to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attn: General Counsel, Facsimile:1-646-291-1469, to Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attn: General Counsel, to J.P. Morgan Securities LLC, 383 Madison Avenue, 6th Floor, New York, NY 10179, Attn: EDG Marketing Support, Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com, with a copy to Attention: Sanjeet Dewal, Email: sanjeet.s.dewal@jpmorgan.com, to Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, NC, 28202, Attn: ECM Desk, to The Toronto-Dominion Bank, c/o TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, Attn: Global Equity Derivatives, Phone: (212) 827-7306, Email: TDUSA-GEDUSInvestorSolutionSales@tdsecurities.com, vanessa.simonetti@tdsecurities.com, christopher.obalde@tdsecurities.com, michael.murphy3@tdsecurities.com, adriano.pierroz@tdsecurities.com, to Truist Securities, Inc., 3333 Peachtree Road, NE, 11th Floor, Atlanta, Georgia 30326 Email: dl.atm.offering@truist.com, to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attn: Equity Syndicate Department and Special Equities Desk, Facsimile: (212) 214-5918, each with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, 801 17th Street, NW, Washington, D.C. 20006, Attention: Stuart A. Barr, Esq.; and notices to the Company and the Operating Partnership shall be directed to it at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121, Attention: General Counsel, with a copy to Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130, Attention: Craig M. Garner, Esq.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Sales Agents, the Forward Purchasers, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agents, the Forward Purchasers, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, trustees and directors, employees or agents referred to in Sections 10 and 11 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agents, the Forward Purchasers, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, trustees and directors employees or agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Placement Securities shall be deemed to be a successor by reason merely of such purchase. Notwithstanding anything to the contrary contained in this Agreement, each Forward Purchaser may assign its rights under this Agreement to enter into a Forward Contract to an affiliate of such Forward Purchaser to the extent permitted in the relevant Confirmation.

SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

SECTION 20. Interpretation. As used in this Agreement, the following terms have the respective meanings set forth below:

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Securities by the Sales Agents, Forward Purchasers and/or their affiliates outside of the United States.

SECTION 21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Sales Agent or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Sales Agent or Forward Purchaser, as applicable, of this Agreement, any Confirmation or any Terms Agreement, and any interest and obligation in or under this Agreement, any Confirmation or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, any Confirmation or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Sales Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Sales Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement, any Confirmation or any Terms Agreement that may be exercised against such

Sales Agent or Forward Purchaser, as applicable, are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, any Confirmation or any Terms Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 22. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of each Sales Agent and Forward Purchaser, and each Sales Agent and Forward Purchaser represents, warrants and agrees that, unless they obtain the prior written consent of the Company, they have not made and will not make any offer relating to the Placement Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Sales Agents and Forward Purchasers or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed on Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 23. Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that:

(a) each Sales Agent and Forward Purchaser is acting solely as agent and/or principal in connection with the purchase and sale of Placement Securities pursuant to this Agreement and in connection with each transaction contemplated by this Agreement, any

Confirmation and any Terms Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and each Sales Agent and Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, irrespective of whether or not any Sales Agent or Forward Purchaser has advised or is advising the Company and/or the Operating Partnership on other matters, and no Sales Agent or Forward Purchaser has any obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement except the obligations expressly set forth in the foregoing, as applicable;

(b) the public offering price of the Placement Securities sold pursuant to this Agreement, any Confirmation or any Terms Agreement was not established by any Sales Agent or Forward Purchaser;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, any Confirmation and any Terms Agreement;

(d) none of the Sales Agents nor the Forward Purchasers have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that the Sales Agents, the Forward Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that neither the Sales Agents nor the Forward Purchasers have any obligation to disclose such interests and transactions to the Company by virtue of any advisory or agency relationship or otherwise, except or required by applicable law; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against the Sales Agents and Forward Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Securities under this Agreement, any Confirmation or any Terms Agreement and agrees that none of the Sales Agents nor the Forward Purchasers shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of them or the Company, employees or creditors of Company.

SECTION 24. Trial by Jury. Each of the Company and the Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each Sales Agent and Forward Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Confirmation and any Terms Agreement or the transactions contemplated hereby or thereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Sales Agents, the Forward Purchasers, the Company and the Operating Partnership in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

EXTRA SPACE STORAGE INC.

By:	/s/ P. Scott Stubbs
Name: P. Scott Stubbs
Title: Executive Vice President and Chief Financial Officer

EXTRA SPACE STORAGE LP

By:		ESS Holdings Business Trust I, its General Partner

	By:	/s/ P. Scott Stubbs
Name: P. Scott Stubbs
Title: Trustee

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BMO Capital Markets Corp.		J.P. Morgan Securities LLC

By:	/s/ Eric Benedict	By:	/s/ Sanjeet Dewal
	Authorized Signatory		Authorized Signatory

BofA Securities, Inc.		Truist Securities, Inc.

By:	/s/ Chris Porter	By:	/s/ Geoff Fennel
	Authorized Signatory		Authorized Signatory

Citigroup Global Markets Inc.		Regions Securities LLC

By:	/s/ Bob Murphy	By:	/s/ Ed Armstrong
	Authorized Signatory		Authorized Signatory

Jefferies LLC		TD Securities (USA) LLC

By:	/s/ Michael Magarro	By:	/s/ Bradford Limpert
	Authorized Signatory		Sales Agent

Wells Fargo Securities, LLC

		By:	/s/ Elizabeth Alvarez
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

Bank of Montreal		JPMorgan Chase Bank, National Association

By:	/s/ Brian Riley	By:	/s/ Sanjeet Dewal
	Authorized Signatory		Authorized Signatory

Bank of America, N.A.		Truist Bank

By:	/s/ Rohan Handa	By:	/s/ Michael Collins
	Authorized Signatory		Authorized Signatory

Citibank, N.A.		Regions Securities LLC

By:	/s/ Eric Natelson	By:	/s/ Ed Armstrong
	Authorized Signatory		Authorized Signatory

Jefferies LLC		The Toronto-Dominion Bank

By:	/s/ Michael Magarro	By:	/s/ Vanessa Simonetti
	Authorized Signatory		Authorized Signatory

Wells Fargo Bank, National Association

		By:	/s/ Elizabeth Alvarez
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

Exhibit A-1

FORM OF ISSUANCE PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Equity Distribution - Issuance Placement Notice

Ladies and Gentleman:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among, inter alia, Extra Space Storage Inc. (the “Company”), Extra Space Storage LP, BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Jefferies LLC, J.P. Morgan Securities LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, a “Sales Agent” and collectively, the “Sales Agents”), dated April 15, 2024 (the “Agreement”), I hereby request on behalf of the Company that the Current Sales Agent sell up to [    ] of the Company’s shares of common stock, par value $0.01 per share, at a minimum market price of $   per share. Terms used, but not defined, herein shall have the meanings ascribed to them in the Agreement.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SECURITIES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE CURRENT SALES AGENT, AND/OR THE CAPACITY IN WHICH THE CURRENT SALES AGENT MAY ACT IN SELLING THE SECURITIES]

A-1

Exhibit A-2

FORM OF FORWARD PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Equity Distribution - Forward Placement Notice

Ladies and Gentleman:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among, inter alia, Extra Space Storage Inc. (the “Company”), Extra Space Storage LP, Bank of Montreal, Bank of America, N.A., Citibank, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, Regions Securities LLC, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”), dated April 15, 2024 (the “Agreement”), I hereby request on behalf of the Company that the Forward Purchaser sell up to [    ] of the Company’s shares of common stock, par value $0.01 per share through its affiliated Sales Agent as forward seller, at a minimum market price of $   per share. Terms used, but not defined, herein shall have the meanings ascribed to them in the Agreement or the related Confirmation.

•	Initial Forward Price: [*]%

•	Spread: [*]%

•	Final Date: [DATE]

•	Borrow Rate for Additional Adjustment: [*] basis points per annum

•	Borrow Rate for Stock Borrow Event: [*] basis points per annum

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SECURITIES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE CURRENT SALES AGENT, AND/OR THE CAPACITY IN WHICH THE CURRENT SALES AGENT MAY ACT IN SELLING THE SECURITIES]

A-2

EXHIBIT G

FORM OF TERMS AGREEMENT

Extra Space Storage Inc.

Extra Space Storage LP

[    ] Shares of Common Stock

(par value $0.01 per share)

TERMS AGREEMENT

[DATE]

[Insert Bank & Address]

Ladies and Gentlemen:

Extra Space Storage Inc. (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated April 15, 2024 (the “Equity Distribution Agreement”), by and among the Company, Extra Space Storage LP (the “Operating Partnership”) and the Sales Agents party thereto (the “Sales Agents”), to issue and sell to the Sales Agent party hereto the securities specified in Schedule I hereto (the “Purchased Securities”)[, and to grant to the Sales Agent the option to purchase the additional securities specified in Schedule I hereto (the “Additional Securities”)].

[The Sales Agent shall have the right to purchase from the Company all or a portion of the Additional Securities at the same purchase price per share to be paid by the Sales Agent to the Company for the Purchased Securities. This option may be exercised by the Sales Agent at any time (but not more than once) on or before the 30th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Sales Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement[ and][,] the Time of Delivery [ and any Option Closing Date], except that each representation and warranty in Section 5 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [ and] [   ,  ] the Time of Delivery[ and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

[A supplement to the Prospectus relating to the Purchased Securities[ and the Additional Securities], in the form heretofore delivered to the Sales Agent is now proposed to be filed with the Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Sales Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in Schedule I hereto.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement.

[The remainder of this page is intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among the Sales Agent, the Company and the Operating Partnership.

Very truly yours,

COMPANY:
EXTRA SPACE STORAGE INC.

By
Name:
Title:

OPERATING PARTNERSHIP:
EXTRA SPACE STORAGE LP

By: ESS Holdings Business Trust I, its General Partner

By
Name:
Title:

ACCEPTED as of the date first above written

[BANK]

By:
Name:
Title:

Schedule I to the Terms Agreement

Title of Purchased Securities [ and Additional Securities]: Common Stock, par value $0.01 per share

Number of Purchased Securities:

[Number of Additional Securities:]

[Price to Public:]

Purchase Price by the Sales Agent:

Method of and Specified Funds for Payment of Purchase Price: By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery: Free delivery of the Shares to the Sales Agent’s account at The Depository Trust Company in return for payment of the Purchase Price.

Time of Delivery:

Closing Location:

[Documents to be Delivered: The following document shall be delivered as a condition to closing at the time of execution of this Terms Agreement:

(1) A lock-up agreement.]

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the time of execution of this Terms Agreement:

(1) The accountants’ letter referred to in Section 7(q).

(2) The officers’ certificates referred to in Section 7(o).

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the Time of Delivery [ and on any Option Closing Date]:

(1) The officers’ certificates referred to in Section 7(o).

(2) The opinions referred to in Section 7(p).

(3) The accountants’ letters referred to in Section 7(q).

(4) Such other documents as the Sales Agent shall reasonably request.

EXHIBIT H

FORM OF FORWARD CONFIRMATION

Date: [*], 20[*]
To:	Extra Space Storage Inc.
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121

From: [DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between [DEALER NAME] (“Dealer”) and Extra Space Storage Inc. (the “Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement, as supplemented by the pricing supplement delivered hereunder, constitutes a “Confirmation” as referred to in the ISDA 2002 Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Confirmation.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in this Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’] [members’] equity of [Dealer][Dealer Parent (“Dealer Parent”)], (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.” and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). In the event of any inconsistency between provisions of the Agreement, the Equity Definitions, this Confirmation and any Additional Confirmation, the following will prevail in order of precedence indicated: (i) such Additional Confirmation; (ii) this Confirmation; (iii) the Equity Definitions; and (iv) the Agreement. The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, the Transaction is a Share Forward Transaction.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	[*], 20[*]

Effective Date:	The first day occurring on or after the Trade Date on which Shares sold through [AGENT NAME], acting as forward seller for Dealer (in such capacity, the “Agent”), pursuant to the Equity Distribution Agreement dated April 15, 2024, as may be amended from time to time, among Counterparty, Dealer, the Agent and the other parties thereto (the “Equity Distribution Agreement”), have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “EXR”)

Number of Shares:	As specified in the instructions delivered by Counterparty to Dealer in respect of the Transaction; provided, however, that in the event that Dealer, in its commercially reasonable judgment, determines that it is unable (via the Agent) through commercially reasonable efforts to establish a commercially reasonable hedge position in such number of Shares in accordance with the Forward Placement Notice in light of market liquidity conditions and/or the relevant provisions of the Equity Distribution Agreement, the Number of Shares shall equal the aggregate number of Shares actually sold through the Agent (in connection with the establishment of a commercially reasonable hedge position) pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided further, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

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Hedge Completion Date:	The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty, (ii) any Settlement Date, (iii) the date on which the Agent shall have completed the sale of the Number of Shares as set forth in the Forward Placement Notice, and (iv) [DATE]. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.

Initial Forward Price:	[*]% of the volume weighted average price at which the Shares are sold through the Agent pursuant to the Equity Distribution Agreement (assuming that the Agent sold such Shares in a commercially reasonable manner that reflects prevailing market prices) during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted by the Calculation Agent in a commercially reasonable manner to (x) reflect on each day during such period (i) the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) the number of Shares sold and settled on or prior to such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date.

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b)   on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and on or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date (and, for the avoidance of doubt, the related dividend will be paid

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on such Shares), the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith and its commercially reasonable discretion, that such an adjustment is practicable and appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable hedge positions in respect of the Transaction).

Daily Rate:	For any day, (i)(A) Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate,” as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[*]%

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	As set forth on Schedule I

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.

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Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or voluntarily adopted by Dealer) that generally apply to transactions of a nature and kind similar to the Transaction and have been adopted in good faith by Dealer for Dealer to refrain from or decrease any market activity in connection with the Transaction.

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)   designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements, if applicable, and is delivered to Dealer no less than (i) a number of Trading Days equal to the Settlement Cycle prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) [60] Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its commercially reasonable hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than a number of Scheduled Trading Days equal to the Settlement Cycle prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than a number of Scheduled Trading Days equal to the Settlement Cycle prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

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(b) designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided, further, that, following the occurrence of at least five consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:	[DATE] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day)

Settlement Shares:

(a)   With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of [100,000] and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with

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respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its commercially reasonable hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) in its commercially reasonable judgment, due to the occurrence of five or more Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided, further, that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least a number of Scheduled Trading Days equal to the Settlement Cycle prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing (x) the provisions set forth in clause (i) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below and (y) a representation from Counterparty that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended),

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including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (Y) where the terms of the Transaction would cause Counterparty under any circumstances to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance with respect to which (x) Counterparty has determined based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty or its subsidiary, as applicable, to fail to satisfy any condition for application for or receipt or retention of such Restricted Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) Counterparty has delivered to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

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Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

(a)   (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus a commercially reasonable commission related to Dealer’s purchase of Shares in connection with the unwind of its commercially reasonable hedge position, to repurchase each Settlement Share, not to exceed USD [0.02], minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part) assuming that Dealer has a commercially reasonable hedge position and is purchasing Shares in a commercially reasonable manner at prices that reflect prevailing market prices for the Shares, taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during

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such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Trading Day that is one Settlement Cycle preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:	Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) [1.5] times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

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Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 10 consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to the Transaction exceeds a weighted average rate equal to [*] basis points per annum, the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [*] basis points per annum during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price.

Dividends:	No adjustment shall be made if, on any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this clause (i) only) to but excluding the next subsequent Forward Price Reduction Date differs from, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Dealer.

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with [“15%.”]

Non-Reliance:	Applicable

Agreements and Acknowledgments:

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Hedging Party:	Dealer

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, obligations, privileges and remedies of Dealer under the Transaction, in whole or in part,

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to (A) an affiliate of Dealer [Parent], whose obligations hereunder are fully and unconditionally guaranteed by Dealer [or Dealer Parent], or (B) any affiliate of Dealer [Parent] with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer after obtaining Counterparty’s consent (which shall not be unreasonably withheld or delayed); provided that, (i) at the time of such assignment, transfer, designation or delegation, Counterparty would not, as a result of such assignment, transfer, designation or delegation, reasonably be expected at any time (A) to be required to pay (including a payment in kind) to Dealer or such transferee or assignee or designee an amount in respect of an Indemnifiable Tax greater than the amount Counterparty would have been required to pay to Dealer in the absence of such assignment, transfer, designation or delegation, or (B) to receive a payment (including a payment in kind) after such assignment, transfer, designation or delegation that is less than the amount Counterparty would have received if the payment were made immediately prior to such assignment or transfer, (ii) prior to such assignment, transfer, designation or delegation, Dealer shall have caused the assignee, transferee, or designee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the assignment, transfer, designation or delegation complies with the requirements of clause (i) in this paragraph, (iii) at all times, Dealer or any transferee, assignee, designee, delegate or other recipient of rights, title and interest, powers, obligations, privileges and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, with respect to any payments or deliveries under the Agreement, and (iv) at the time of such assignment, transfer, designation or delegation, either (x) each of Dealer and the assignee, transferee, designee or delegate is a “dealer in securities” within the meaning of Section 475(c)(1) of the Code or (y) the assignment or transfer does not result in a deemed exchange within the meaning of Section 1001 of the Code.

3. Calculation Agent:	Dealer whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or

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determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

5. Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for the Transaction is: [*]

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6. Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

Extra Space Storage Inc.

2795 East Cottonwood Parkway, Suite 300

Salt Lake City, Utah 84121

Attention: General Counsel

(b)	Address for notices or communications to Dealer:

[INSERT DEALER NAME AND NOTICE INFORMATION]

7. Other Provisions:

(a)  Conditions to Effectiveness. The Transaction shall be effective if and only if Shares are sold by the Agent on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Equity Distribution Agreement. If the Equity Distribution Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with the Transaction, other than in respect of breaches of representations or covenants on or prior to such date.

(b)  Equity Distribution Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of the Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Equity Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Equity Distribution Agreement as if such covenants were made in favor of Dealer.

(c)  Interpretive Letter. Counterparty agrees and acknowledges that the Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission (the “SEC”) to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for the Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Equity Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

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(d)  Agreements and Acknowledgments Regarding Shares.

(i)  Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii)  Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to the Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with the Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii)  Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under the Transaction.

(iv)  Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under the Transaction.

(v)  In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of the Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction, taking into account any applicable SEC no action letters, as appropriate.

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(e)  Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:

(i)  Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to the Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is not entering into this Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(ii)  It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period shall comply with the prohibitions on manipulative and deceptive devices set forth under the Exchange Act and that this Confirmation shall be interpreted to comply with such requirements. Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (ii) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act.

(iii)  Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

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(iv)  During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to Rule 10b-18(b)(4) during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v)  Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of the Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi)  Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii)  Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)  Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of the Transaction or its performance of the terms hereof.

(ix)  Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and

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Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x)  Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi)  To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article VI of the Articles of Amendment and Restatement of Counterparty, as amended and supplemented (the “Charter”); provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.

(xii)  No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii)  Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into the Transaction, (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with the Transaction; and (iii) is entering into the Transaction for a bona fide business purpose.

(xiv)  Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv)  Ownership positions of Counterparty’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VI of the Charter, except for purposes of Section 6.6 thereof.

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(xvi)  Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof.

(f)  Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i)  Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under the Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under the Transaction that is greater than a rate equal to [*] basis points per annum (each, a “Stock Borrow Event”);

(ii)  Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii)  ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in

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which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;

(iv)  Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption (with Dealer as the Hedging Party) or Change in Law; provided that, in the case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or

(v)  Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

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(g)  Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge (assuming that Dealer has a commercially reasonable hedge and unwinds its hedge in a commercially reasonable manner) and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event. If Dealer designates a Termination Settlement Date as a result of an Acceleration Event caused by an excess dividend of the type described in Paragraph 7(f)(ii), no adjustment(s) shall be made to the terms of this contract to account for the amount of such excess dividend.

(h)  Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the SEC or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

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(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

(ii) If Counterparty delivers any Restricted Shares in respect of the Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

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(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.

(j) Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k) Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York (without reference to the conflict of laws provisions thereof, other than Title 14 of Article 5 of the New York General Obligations Law). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(l) Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding

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under the Title 11 of the United States Code (the “Bankruptcy Code”) in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that the Transaction is a contract for the issuance of Shares by the Issuer.

(n) Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for the Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder (including all persons who may form a “group” within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (collectively, the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article VI of the Charter (the “Counterparty Stock Ownership Restrictions”). Any

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purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restriction.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.

Dealer represents and warrants that, as of the Trade Date, if Dealer received the maximum number of Shares hereunder assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder were applicable, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder.

(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and the Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transaction.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of the Transaction shall not be set off against any other obligations of the parties, whether arising

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under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of the Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that set-off solely with respect to amounts payable under the Transaction and any and all Additional Transactions governed by the Agreement shall be permissible.

(u) Acknowledgements: The parties hereto intend for: (i) the Transaction, and any Additional Transactions, to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, qualifying for the protections under Section 555 of the Bankruptcy Code; (ii) a party’s right to liquidate the Transaction (and any Additional Transactions) and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code; (iii) [Dealer to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and] [Dealer to be a “financial participant” within the meaning of Section 101(22A) of the Bankruptcy Code; and] (iv) all payments for, under or in connection with the Transaction (and any Additional Transactions), all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

(v) Tax Matters.

(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

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(ii) Payee Tax Representations.2 For the purpose of Section 3(f) of the Agreement:

(1) Dealer makes the following representations:

a.

[It is a “U.S. person” (as that term is used in United States Treasury Regulations Section 1.1441-4(a)(3)(ii)) and an “exempt recipient” (as that term is used in section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations), for U.S. federal income tax purposes.]

b.

[It is a national banking association organized and existing under the laws of the United States of America, and an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations.]

c.

[Dealer represents that it is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) and all payments received or to be received by it under the Transaction will be effectively connected with its conduct of a trade or business carried on in the United States for U.S. federal income tax purposes.]

(2) Counterparty makes the following representations:

a.	It is a “U.S. person” (as that term is used in United States Treasury Regulations Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes.

b.

It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under United States Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).

(iii) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

[2]	NTD: Tax reps to be updated for Dealers.

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(iv) HIRE Act. To the extent that either party to the Agreement with respect to the Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to the Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to the Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to the Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to the Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(v) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, completed accurately and in a manner reasonably acceptable to Dealer and, in particular, with the “C corporation” box checked on line 3 thereof (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect. Additionally, Counterparty shall, promptly upon reasonable request by Dealer, provide, such other tax forms and documents, accurately completed and in a manner reasonably acceptable to Dealer, that may be required or reasonably requested to allow Dealer to make a payment under this Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate.

For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, completed accurately and in a manner reasonably acceptable to Counterparty and, in particular, with the “C corporation” box checked on line 3 or “corporation” box checked on line 4, as applicable, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect. Additionally, Dealer shall, promptly upon reasonable request by Counterparty, provide such other tax forms and documents, accurately completed and in a manner reasonably acceptable to Counterparty, that may be required or reasonably

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requested to allow Counterparty to make a payment under this Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate.

(vi) Deduction or Withholding for Tax. Sections 2(d)(i), 2(d)(i)(4), 2(d)(ii)(1) of the Agreement and the definition of “Tax” are hereby amended by replacing the words “pay”, “paid”, “payment” or “payments” with the words “pay or deliver”, “paid or delivered”, “payment or delivery” or “payments or deliveries”, respectively.

(w) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

(x) Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more other dealers and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its commercially reasonable hedge in a commercially reasonable manner in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

(y) Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement).

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For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.

(z) Counterparts.

(i) Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign and AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Confirmation or in any other certificate, agreement or document related to this Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Confirmation or the Agreement.

(ii) Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Confirmation by e-mail.

[(aa) U.S. Stay Regulations. To the extent that the QFC Stay Rules are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Confirmation, and for such purposes this Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Confirmation, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC

30

Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.]

[“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]

[bb Other Dealer Provisions]3

[3]	NTD: Any add’l Dealer-standard provisions to be provided.

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Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[DEALER NAME]

By:
Name: [*]
Title: [*]

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Confirmed as of the date first above written:

EXTRA SPACE STORAGE INC.

By:
Name: [*]
Title: [*]

33

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]

ANNEX A

PRICING SUPPLEMENT

Date: [*], 20[*]
To:	Extra Space Storage Inc.
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
Attention: [*]

From: [DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated as of [   ], 20[ ] (the “Confirmation”) between Extra Space Storage Inc.(“Counterparty”) and [DEALER NAME] (“Dealer”).

For all purposes under the Confirmation,

(a) the Hedge Completion Date is [     ];

(b) the Number of Shares shall be [     ], subject to further adjustment in accordance with the terms of the Confirmation;

(c) the Initial Forward Price shall be USD [     ]; and

(d) the Final Date shall be [     ].

Very truly yours,
[DEALER NAME]

By:
Name:	[*]
Title:	[*]

Confirmed as of the date first above written:

EXTRA SPACE STORAGE INC.

By:
Name: [*]
Title: [*]

ANNEX A

SIGNIFICANT SUBSIDIARIES

Extra Space Storage LP

Extra Space Storage LLC

Extra Space Management, Inc.

ESS Holdings Business Trust I

ESS Holdings Business Trust II

ESM ReInsurance Limited (Cayman)

Life Storage LLC

Life Storage LP

Life Storage Holdings LLC

H-1